Exhbit 99.1
                                                     NEWS

Charter Communications Names Eloise E. Schmitz
Executive Vice President and Chief Financial Officer

St. Louis, Missouri, June 19, 2008 – Charter Communications, Inc. (NASDAQ: CHTR) announced today that it has named Eloise E. Schmitz Executive Vice President and Chief Financial Officer of the Company effective July 1, 2008. Ms. Schmitz served as Senior Vice President and Interim Chief Financial Officer since April 4, 2008.

“Eloise has the respect and confidence of Charter’s board, management and investors,” said Neil Smit, President and Chief Executive Officer of the Company. “In a ten year career with Charter, Eloise’s contributions have been innumerable. It is a great pleasure to name her Chief Financial Officer.”

“I am pleased to accept this role, and I appreciate the efforts of the finance team in ensuring a smooth transition. I look forward to continuing our work to increase value for our shareholders, just as we work to increase the value of our services for our customers,” said Ms. Schmitz.

Prior to assuming the Interim Chief Financial Officer role, Ms. Schmitz served as Senior Vice President, Strategic Planning. In her new role, Ms. Schmitz will continue to direct Charter’s mergers and acquisitions, strategic planning and capital structure activities, and will add responsibility for the Company’s financial functions, including accounting, financial planning and analysis, tax, and treasury.

Ms. Schmitz joined Charter in 1998 and has served in roles of increasing responsibility in finance and strategic planning since that time. Prior to joining Charter, Ms. Schmitz was Vice President, Group Manager, for Mercantile Bank, now US Bank, in St. Louis.

Ms. Schmitz holds a bachelor's degree in finance from Tulane University.

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                    Marty Richmond
314-543-2215                                                      314-543-5621

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

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our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

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the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;

•	our ability to adequately meet demand for installations and customer service;

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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;

•	general business conditions, economic uncertainty or slowdown, including the recent significant slowdown in the new housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.